EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

HFF, Inc.

Pittsburgh, PA

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Equity Incentive Plan of HFF, Inc. of our reports dated February 26, 2016, with respect to the consolidated financial statements of HFF, Inc., and the effectiveness of internal control over financial reporting of HFF, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2015 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ernst & Young LLP
Pittsburgh, PA

May 31, 2016